Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-1 and related prospectus of Sun BioPharma, Inc. and to the inclusion therein of our report, dated March 30, 2017, with respect to the consolidated financial statements of Sun BioPharma, Inc. appearing in its Form 10-K filed March 30, 2017 with the Securities and Exchange Commission.

/s/ Cherry Bekaert LLP

Tampa, Florida

September 29, 2017